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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2002	Commission File Number: 1-12994

THE MILLS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1802283 (I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400, Arlington, Virginia 22209
(Address of principal executive offices—zip code)

(703) 526-5000
(Registrant's telephone number, including area code)

(former name or former address, if changed since last report)
Not Applicable

THE MILLS CORPORATION
FORM 8-K
Index

Item 5. Other Events.

        On February 21, 2003, The Mills Corporation, or the Company, announced that it will restate its financial statements for the second quarter of 2002 and its third quarter cumulative 2002 financial statements to reflect the impact of foreign currency exchange gains that were previously not recorded. Prior to the fourth quarter of 2002, the Company accounted for its investments and advances in foreign operations in U.S. dollars. In addition, the Company used U.S. dollars as the functional currency for the joint venture entities that own those projects.

        In early 2003, the Company determined that its investments and advances in its two foreign operations should be denominated in the applicable local foreign currencies, which also should be the functional currencies for accounting purposes. These changes resulted in foreign currency exchange gains of approximately $6.6 million before minority interest in the second quarter of 2002 that previously were not recorded and resulted in the increase in the Company's net income of approximately $4.3 million after minority interest for the quarter ended June 30, 2002, for the six months ended June 30, 2002 and the nine months ended September 30, 2002. The foreign currency exchange gains primarily resulted from the strengthening of the Euro against the U.S. dollar. On a fully diluted basis, the net income per share increased from $0.32 per share to $0.45 per share for the quarter ended June 30, 2002, $0.66 per share to $0.79 per share for the six months ended June 30, 2002 and $0.98 per share to $1.11 per share for the nine months ended September 30, 2002. There was no material impact on the operating results for any other period resulting from this restatement. The Mills Corporation Restated Second and Third Quarter 2002 Financial Data, which sets forth additional information relating to the restatement, is attached hereto as Exhibit 99.3.

        This restatement will be reflected in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and in the Quarterly Reports on Form 10-Q for the corresponding periods in 2003 and will supercede certain financial information contained in the Company's Quarterly Reports on Form 10-Q for the periods ended June 30, 2002 and September 30, 2002 and historical and pro forma financial information included in the Company's Reports on Form 8-K dated August 12, 2002, September 24, 2002, September 26, 2002, November 4, 2002, November 14, 2002, November 27, 2002, and January 30, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a)  Financial Statements

    None

  (b)  Pro Forma Financial Information

    None

  (c)  Exhibits:

Exhibit No.	Description	Page Number in Filing
99.1	Press Release, dated February 21, 2003	3
99.2	Supplemental Information as of December 31, 2002	9
99.3	Restated Second and Third Quarter 2002 Financial Data	33

Item 9. Regulation FD Disclosure

        The Mills Corporation made available additional operational information concerning it, and the properties owned or managed by it, as of December 31, 2002, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this Current Report on Form 8-K. The Supplemental Information package is available upon request as specified therein. The information in Exhibit 99.1 and 99.2 to this 8-K is being "furnished" pursuant to Item 9, and shall not be deemed "filed" with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION
Dated: February 21, 2003	By:	/s/ NICHOLAS MCDONOUGH Nicholas McDonough Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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THE MILLS CORPORATION FORM 8-K Index
  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
  Item 9. Regulation FD Disclosure
SIGNATURE